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                                POWER OF ATTORNEY


         Each of the undersigned does hereby constitute and appoint DANNIEL STEVENS as the true and lawful attorney and agent of the undersigned to execute on behalf of any and each of the undersigned a statement on Schedule 13G or
Schedule 13D (including any amendments thereto) with respect to the common stock, no par value per share, of Analytical Surveys, Inc. (together with any amendments thereto, as the case may be, the "Schedule 13G" or "Schedule 13D"), and (iii) a Joint Filing Agreement by and among the undersigned and Stevens Financial Group, L.L.C. relating to the Schedule 13G or Schedule 13D.

         IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 25th day of February, 2004.




                                                    /s/ Robert H. Moton
                                                    ----------------------------
                                                    Robert H. Moton


                                                    /s/ Jacquelyn M. Lee-Stevens
                                                    ----------------------------
                                                    Jacquelyn M. Lee-Stevens